March 24, 2004


Mafco Holdings Inc.
35 East 62nd Street
New York, New York 10021
Attention:  Barry F. Schwartz
Executive Vice President and
General Counsel
Facsimile: (212) 572-5170
email:  bschwartz@mafgrp.com

Ladies and Gentlemen:

         Reference is made to that certain exchange support agreement dated as of February 11, 2004 (as amended, the "Support Agreement") by and between Revlon, Inc. and Mafco Holdings Inc. Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Support Agreement.

         In light of the results of the Exchange Offer in which the aggregate principal amount of Additional Tendered Notes equals $190,339,000, which results in an Aggregate Offering Amount (and an Aggregate Back-Stop Amount) of $9,661,000, the parties agree that the costs and expenses, including, without limitation, legal, accounting and printing expenses, as well as the use of organizational resources, in a $9,661,000 rights offering would be unduly disproportionate and that it would be a better use of corporate resources to add this amount to the additional debt reduction which is to be completed by March 31, 2006. Accordingly, notwithstanding anything contained in the Support Agreement to the contrary, Revlon shall not conduct the Rights Offering and that M&F shall not purchase the Back-Stop Shares. For the avoidance of doubt, this shall not (i) affect Revlon's obligations with respect to the Additional Offerings, (ii) reduce the Aggregate Additional Offering Amount (which, as a result of this letter agreement, is currently $109,661,000) or (iii) affect M&F's obligations to purchase the Aggregate Additional Back-Stop Amount (which, as a result of this letter agreement, is an aggregate investment amount of $109,661,000).

         As modified hereby, the Support Agreement and its terms and conditions are hereby ratified and confirmed for all purposes and in all respects.

                            [Execution Page Follows]

                                            Very truly yours,

                                            REVLON, INC.

                                                /s/ Robert K. Kretzman
                                            By:________________________
                                            Name:  Robert K. Kretzman
                                            Title: Executive Vice President,
                                                   Chief Legal Officer
                                                   and Secretary

                                            Acknowledged and Agreed:

                                            Mafco Holdings Inc.

                                            /s/ Todd J. Slotkin
                                            ______________________________
                                            Authorized Signature



                                            ______________________________
                                            Todd J. Slotkin
                                            Executive Vice President and
                                            Chief Financial Officer

                                            Acknowledged and Agreed:

                                            Fidelity Management & Research Co.


                                            /s/ Nate Van Duzer
                                            ______________________________
                                            Authorized Signature


                                            Nate Van Duzer
                                            Assistant General Counsel
                                            ______________________________
                                            (Type or Print Name and Title of
                                            Authorized Signatory)

                   [Signature Page to Mafco Support Amendment]